                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [ ]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

                            Callon Petroleum Company
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [ ] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------
     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                            CALLON PETROLEUM COMPANY
                             200 NORTH CANAL STREET
                           NATCHEZ, MISSISSIPPI 39120

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD TUESDAY, MAY 9, 2000


To the Shareholders of
  Callon Petroleum Company (the "Company"):

     Notice is hereby given that the Annual Meeting of Shareholders (the "Annual Meeting") of the Company will be held in Natchez, Mississippi, on Tuesday, May 9, 2000, at 9:00 a.m., in the Le Grand Pre Ballroom of the Radisson Natchez Eola Hotel, 110 North Pearl Street, Natchez, Mississippi 39120, for the following purposes:

     1. To elect two Class III directors to hold office until the 2003 Annual Meeting of Shareholders; and

     2. To consider and vote upon the proposed amendment to the Callon Petroleum Company 1996 Stock Incentive Plan; and

     3. To ratify the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment or adjournments thereof.

     Shareholders of record at the close of business on March 13, 2000 will be entitled to notice of, and to vote at, the Annual Meeting, or any adjournment or adjournments thereof.

     Shareholders are cordially invited to attend the Annual Meeting in person. Those individuals who will not attend and who wish their shares voted are requested to sign, date and mail promptly the enclosed proxy for which a postage-prepaid return envelope is provided.

                                              By Order of the Board of Directors



                                              Robert A. Mayfield
                                              Secretary

Natchez, Mississippi
March 29, 2000


         YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. IF YOU CANNOT ATTEND, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY CARD AND RETURN IT PROMPTLY IN THE RETURN ENVELOPE ENCLOSED FOR YOUR USE. NO POSTAGE IS REQUIRED IF THE ENVELOPE IS MAILED IN THE UNITED STATES.

                                 PROXY STATEMENT

                              ---------------------

                            CALLON PETROLEUM COMPANY
                             200 NORTH CANAL STREET
                           NATCHEZ, MISSISSIPPI 39120
                                 (601) 442-1601

                                -----------------

                         ANNUAL MEETING OF SHAREHOLDERS
                              TUESDAY, MAY 9, 2000

                                -----------------

                    SOLICITATION AND REVOCABILITY OF PROXIES

         This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Callon Petroleum Company, a Delaware corporation (the "Company"), from holders ("Shareholders") of the common stock, $.01 par value per share ("Common Stock"), of the Company for use at the Annual Meeting of Shareholders of the Company to be held on Tuesday, May 9, 2000, at 9:00 a.m., in the Le Grand Pre Ballroom of the Radisson Natchez Eola Hotel, 110 North Pearl Street, Natchez, Mississippi 39120, and at any adjournment or adjournments thereof (such meeting or adjournment thereof is referred to herein as the "Annual Meeting"), for the purpose of considering and voting upon the matters set forth in the accompanying Notice of Annual Meeting of Shareholders ("Notice").

         A proxy in the form accompanying this Proxy Statement (each a "Proxy"), when properly executed and returned, will be voted in accordance with the directions specified on the Proxy, and otherwise in accordance with the judgment of the persons designated therein as proxies. Any Proxy which does not withhold authority to vote or on which no other instructions are given will be voted for the election of the nominees named herein to the Board of Directors and in favor of the other proposals set forth in the Notice. Any Proxy may be revoked at any time before it is exercised by delivering, to the Secretary of the Company, written notice of revocation or by duly executing a Proxy bearing a later date, or by voting in person at the Annual Meeting.

         This Proxy Statement and the accompanying Notice and form of Proxy are being mailed to shareholders on or about March 29, 2000. The Annual Report for the Company's fiscal year ended December 31, 1999 is also being mailed to shareholders contemporaneously with this Proxy Statement, although the Annual Report does not form a part of the material for the solicitation of Proxies.

         Proxies will be solicited primarily by mail, but employees of the Company may also solicit Proxies in person or by telephone. Arrangements may be made with brokerage firms or other custodians, nominees, and fiduciaries to send Proxy materials to the beneficial owners of the Common Stock of the Company. All costs incurred in the solicitation of Proxies will be borne by the Company.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

         Unless otherwise indicated, proxies in the form enclosed that are properly executed, duly returned and not revoked will be voted in favor of:

         (1) the election of the two Class III director nominees to the Board of Directors named herein; and

         (2) the amendment to the Callon Petroleum Company 1996 Stock Incentive Plan; and

         (3) the ratification of the appointment of Arthur Andersen LLP as the Company's independent public accountants for the fiscal year ending December 31, 2000.

         The Board of Directors is not presently aware of other proposals that may be brought before the Annual Meeting. In the event other proposals are brought before the Annual Meeting, the persons named in the enclosed Proxy will vote in accordance with what they consider to be in the best interests of the Company and its shareholders.

                               VOTING REQUIREMENTS

         The Board of Directors has fixed the close of business on March 13, 2000 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. A complete list of all shareholders entitled to vote at the Annual Meeting will be open for examination by any shareholder during normal business hours for a period of ten days prior to the Annual Meeting at the offices of the Company, 200 North Canal Street, Natchez, Mississippi 39120. Such list will also be available at the Annual Meeting and may be inspected by any shareholder who is present. At the Record Date, the Company's outstanding voting securities consisted of 12,264,101 shares of Common Stock. Holders of Common Stock will be entitled to one vote per share of Common Stock held of record on the Record Date for each proposal to be presented at the Annual Meeting.

                            QUORUM AND OTHER MATTERS

         The holders of a majority of the total shares of Common Stock issued and outstanding on the Record Date, whether present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. For purposes of determining whether a quorum is present under Delaware law, broker non-votes and abstentions count towards the establishment of a quorum. The election of directors requires the favorable vote of the holders of a plurality of shares of Common Stock present and voting, in person or by proxy, at the Annual Meeting. Abstentions and broker non-votes have no effect on determinations of plurality except to the extent that they affect the total votes received by any particular candidate. A majority of the votes represented by the shareholders present at the Annual Meeting, in person or by proxy, is necessary for ratification of the Company's independent public accountants. Abstaining shares will be considered present at the Annual Meeting for this matter so that the effect of abstentions will be the equivalent of a "no" vote. With respect to broker non-votes, the shares will not be considered present at the Annual Meeting for this matter so that broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

         The New York Stock Exchange ("NYSE") rules require that, for purposes of approving the amendment to the Company's 1996 Stock Incentive Plan, a majority of the quorum must vote in favor of the amendment. Under NYSE rules, abstentions count towards the establishment of a quorum and have the effect of a "no" vote. Broker non-votes do not count towards the establishment of a quorum under NYSE rules. As a result, if the number of broker non-votes plus the number of shares not represented at the Annual Meeting is greater than a majority of the total shares of Common Stock issued and outstanding on the Record Date, the amendment will not be approved.

                       BENEFICIAL OWNERSHIP OF SECURITIES

MANAGEMENT AND PRINCIPAL SHAREHOLDERS

         The following table sets forth, as of March 13, 2000, certain information with respect to the ownership of shares of Common Stock and the Company's $2.125 Convertible Exchangeable Preferred Stock ("Preferred Stock") as to (i) all persons known by the Company to be the beneficial owners of 5% or more of the outstanding Common Stock, (ii) each director, (iii) each nominee for director, (iv) each of the executive officers named in the Summary Compensation Table, and (v) all executive officers and directors of the Company as a group. Information set forth in the table with respect to beneficial ownership of Common Stock and Preferred Stock has been obtained from filings made by the named beneficial owners with the Securities and Exchange Commission ("Commission") as of the Record Date or, in the case of executive officers and directors of the Company, has been provided to the Company by such individuals. Holders of Preferred Stock are not entitled to vote at the Annual Meeting.

                                                                   COMMON STOCK                  PREFERRED STOCK
                                                          ------------------------------     ------------------------
                                                            BENEFICIAL                       BENEFICIAL
               NAME AND ADDRESS OF                          OWNERSHIP           PERCENT       OWNERSHIP    PERCENT
                BENEFICIAL OWNER                               (a)                               (a)
---------------------------------------------------       ------------         ---------     -----------  -----------
Directors:
     John S. Callon ...............................         291,958(b)           2.36%             0             --
     Fred L. Callon ...............................         667,302(c)           5.36%             0             --
         200 North Canal Street
         P. O. Box 1287
         Natchez, Mississippi 39120
     Dennis W. Christian ..........................         223,935(d)           1.80%             0             --
     Leif Dons ....................................           5,000(e)              *              0             --
     Robert A. Stanger ............................          45,856(f)              *              0             --
     John C. Wallace ..............................       2,009,779(g)          16.33%             0             --
         65 Vincent Square
         London, SW1P 2RX, England
     B. F. Weatherly ..............................         152,664(h)           1.24%             0             --
     Richard O. Wilson ............................          74,737(i)              *          1,000              *
Named Executive Officers:
     John S. Weatherly ............................         204,910(j)           1.65%             0             --
     Stephen F. Woodcock ..........................          66,611(k)              *              0             --
     Kathy G. Tilley ..............................         146,480(l)           1.18%             0             --
Directors and Executive Officers:
     as a Group (15 persons) ......................       3,969,862(m)          29.55%         1,000              *
Certain Beneficial Owners:
     Fred. Olsen Energy ASA .......................       1,839,386(n)          15.00%             0             --
         Fred. Olsensgate 2
         0152 Oslo, Norway
     State Street Research & Management Company ...         827,400(o)           6.75%             0             --
         One Financial Center, Thirtieth Floor
         Boston, Massachusetts 02111-2690
     UBS AG .......................................         644,512(p)           5.26%             0             --
         Bahnhofstrasse 45
         8021, Zurich, Switzerland
     NewSouth Capital Management, Inc. ............         748,425(q)           6.10%             0             --
         1000 Ridgeway Loop Rd., Suite 233
         Memphis, Tennessee 38120
     Scudder Kemper Investments, Inc. .............         751,500(r)           6.13%             0             --
         345 Park Avenue
         New York, New York 10154
     Fleet Boston Corporation .....................         647,082(s)           5.28%             0             --
         One Federal Street
         Boston, Massachusetts 02110
     AXA Financial, Inc. ..........................         809,497(t)           6.60%             0             --
         1290 Avenue of the Americas
         New York, New York 10104

*less than 1%

(a) Unless otherwise indicated, each of the above persons may be deemed to have sole voting and dispositive power with respect to such shares.

(b) Of the 291,958 shares beneficially owned by John S. Callon, 96,958 are owned directly by him and he has sole voting and dispositive power over such shares; 105,000 shares are held in a family limited partnership; and 90,000 shares are subject to options under the Company's 1994 Stock Incentive Plan ("1994 Plan") exercisable within 60 days. Shares indicated as owned by John S. Callon do not include 58,501 shares of Common Stock owned by his wife over which he disclaims beneficial ownership.

(c) Of the 667,302 shares beneficially owned by Fred L. Callon, 231,737 shares are owned directly by him; 133,948 shares are held by him as custodian for certain minor Callon Family members; 50,430 shares are held by him as trustee of certain Callon Family trusts; 80,000 shares are subject to options under the 1994 Plan exercisable within 60 days; 105,000 shares are subject to options under the 1996 Stock Incentive Plan ("1996 Plan") exercisable within 60 days; and 66,187 shares are held by Fred L. Callon as Trustee of shares held by the Callon Petroleum Company Employee Savings and Protection Plan. Shares indicated as owned by Fred L. Callon do not include 24,939 shares of Common Stock owned by his wife over which he disclaims beneficial ownership.

(d) Of the 223,935 shares beneficially owned by Dennis W. Christian, 31,685 are owned directly by him; 60,000 shares are subject to options under the 1994 Plan exercisable within 60 days; and 132,250 shares are subject to options under the 1996 Plan exercisable within 60 days.

(e) The 5,000 shares beneficially owned by Leif Dons are subject to options under the 1994 Plan exercisable in 60 days.

(f) Of the 45,856 shares beneficially owned by Robert A. Stanger, 856 are owned directly by him; 25,000 shares are subject to options under the 1994 Plan exercisable within 60 days; and 20,000 shares are subject to options under the 1996 Plan exercisable within 60 days.

(g) Of the 2,009,779 shares beneficially owned by John C. Wallace, 3,125 shares are owned directly by him; 25,000 shares are subject to options under the 1994 Plan exercisable within 60 days; 20,000 shares are subject to options under the 1996 Plan exercisable within 60 days; 107,297 shares are owned by NOCO Enterprises, L. P. ("NOCO"); 14,971 shares are owned by Fred. Olsen, Ltd.; and 1,839,386 shares are owned by Fred. Olsen Energy ASA ("F.O. Energy"). See note (n).

(h) Of the 152,664 shares beneficially owned by B. F. Weatherly, 367 shares are owned directly by him; 25,000 shares are subject to options under the 1994 Plan exercisable within 60 days; 20,000 shares are subject to options under the 1996 Plan exercisable within 60 days; and 107,297 shares are owned by NOCO. See note (n).

(i) Of the 74,737 shares beneficially owned by Richard O. Wilson, 25,000 shares are subject to options under the 1994 Plan exercisable within 60 days; 20,000 shares are subject to options under the 1996 Plan exercisable within 60 days; 27,464 shares are held in a family limited partnership; and 2,273 shares are issuable upon conversion of 1,000 shares of Preferred Stock held in the family partnership.

(j) Of the 204,910 shares beneficially owned by John S. Weatherly, 27,943 are owned directly by him; 217 shares are held as custodian for his minor children; 60,000 shares are subject to options under the 1994 Plan exercisable within 60 days; and 116,750 shares are subject to options under the 1996 Plan exercisable within 60 days.

(k) Of the 66,611 shares beneficially owned by Stephen F. Woodcock, 13,611 are owned directly by him and 53,000 shares are subject to options under the 1996 Plan exercisable within 60 days.

(l) Of the 146,480 shares beneficially owned by Kathy G. Tilley, 24,980 are owned directly by her; 30,000 shares are subject to options under the 1994 Plan exercisable within 60 days; and 91,500 shares are subject to options under the 1996 Plan exercisable within 60 days.

(m) Includes 481,000 shares subject to options under the 1994 Plan exercisable within 60 days and 686,400 shares subject to options under the 1996 Plan exercisable within 60 days.

(n) As disclosed on a Schedule 13D dated August 20, 1997, F.O. Energy has the sole power to vote and the sole power to dispose of 1,839,386 shares of Common Stock of the Company. Ganger Rolf ASA, a public joint stock company organized and existing under the laws of the Kingdom of Norway and the owner of 28.81% of the outstanding capital stock of F.O. Energy ("Ganger Rolf") and Bonheur ASA, a public joint stock company organized and existing under the laws of the

         Kingdom of Norway and the owner of 28.81% of the outstanding capital stock of Ganger Rolf ("Bonheur"), together have the power to direct the vote and disposition of the shares of Common Stock of the Company owned by F.O. Energy. John C. Wallace, a director of the Company, is a director of F.O. Energy and a director of Ganger Rolf and Bonheur, and as a result, may by deemed to share the power to vote and dispose of, and therefore be a beneficial owner of the shares of Common Stock owned by F.O. Energy. The principal business address and principal executive offices of Ganger Rolf and Bonheur are located at Fred. Olsensgate 2, 0152 Oslo, Norway.

(o) Information is based upon a Schedule 13G, filed with the Commission on February 8, 1999, by State Street Research & Management Company ("State Street"). In this Schedule 13G, State Street claims to have sole voting power with respect to 700,400 shares and sole dispositive power with respect to all of these shares.

(p) Information is based on a Schedule 13G, filed with the Commission on February 10, 2000, by UBS AG and its indirect, wholly-owned subsidiary, Brinson Partners, Inc. Brinson Partners, Inc.'s principal business office is located at 209 South LaSalle, Chicago, Illinois 60604-1295. Both UBS AG and Brinson Partners, Inc. represent that they possess sole voting and shared dispositive power with respect to these shares in the
         Schedule 13G.

(q) Information is based upon a Schedule 13G, filed with the Commission on February 14, 2000, by NewSouth Capital Management, Inc.

(r) Information is based upon a Schedule 13G, filed with the Commission on January 28, 2000 by Scudder Kemper Investments, Inc. ("Scudder"). In this Schedule 13G, Scudder claims to have sole voting power with respect to 447,100 shares, shared voting power with respect to 14,900 shares and sole dispositive power with respect to all of these shares.

(s) Information is based upon a Schedule 13G, filed with the Commission on February 14, 2000, by Fleet Boston Corporation ("Fleet Boston"). In this Schedule 13G, Fleet Boston claims to have sole voting power with respect to 545,082 shares and sole dispositive power with respect to all of these shares.

(t) Information is based upon a Schedule 13G, filed with the Commission on February 14, 2000, by AXA Financial, Inc. ("AXA"). In this Schedule 13G, AXA claims to have sole voting power with respect to 600,697 shares, shared voting power with respect to 162,900 shares and sole dispositive power with respect to all of these shares.

                                   PROPOSAL I

                              ELECTION OF DIRECTORS

NOMINEES

         The Company's Certificate of Incorporation provides for a classified Board of Directors. The Board of Directors is divided into three classes of nearly equal size, designated as Class I (currently with three directors), Class II (currently with three directors) and Class III (currently with two directors). Initially, directors in each class were elected to hold office for terms of one year, two years and three years, respectively. Upon the date of each annual meeting after such initial classification, directors elected to succeed those directors whose terms expire serve for a term which expires on the date of the third succeeding annual meeting of shareholders after their election.

         The terms of the two Class III directors, Messrs. Fred L. Callon and Dennis W. Christian, will expire on the date of the Annual Meeting. Messrs. Fred
L. Callon and Dennis W. Christian (the "Nominees") have been nominated to serve as Class III directors until the 2003 Annual Meeting and until their respective successors have been duly elected and qualified. Each of the Nominees was nominated by the Board of Directors.

         It is intended that all shares of Common Stock represented by the Proxies will be voted for the election of the Nominees, except where authority to vote in the election of directors has been withheld. Should the Nominees become unable or unwilling to serve as directors at the time of the Annual Meeting, the person or persons exercising the Proxies will vote for the election of substitute Nominees designated by the Board of Directors, or the Board of Directors may choose to reduce the number of members of the Board of Directors to be elected at the Annual Meeting in order to eliminate the vacancy. The Nominees have consented to be nominated and have expressed their intention to serve if elected. The Board of Directors has no reason to believe that the Nominees will be unable or unwilling to serve if elected. Only the Nominees or substitute Nominees designated by the Board of Directors will be eligible to stand for election as directors at the Annual Meeting. See "Shareholders' Proposals for 2001 Annual Meeting."

DIRECTORS AND EXECUTIVE OFFICERS

         The following table provides information with respect to the Nominees and all current directors whose terms will continue after the Annual Meeting and present executive officers of the Company. Each executive officer has been elected to serve until his or her successor is duly appointed or elected by the Board of Directors or their earlier removal or resignation from office.

                                                  COMPANY POSITION
                NAME                     AGE            SINCE              PRESENT COMPANY POSITION
-----------------------------------  ----------  ------------------  ---------------------------------------
CLASS I DIRECTORS:
(Term Expires in 2001)
Robert A. Stanger..................      60             1995          Director
John C. Wallace....................      61             1994          Director
Richard O. Wilson..................      70             1995          Director

CLASS II DIRECTORS:
(Term Expires in 2002)
John S. Callon.....................      80             1994          Director; Chairman of the Board
Leif Dons..........................      50             1999          Director
B. F. Weatherly....................      55             1994          Director

CLASS III DIRECTORS:
(Term Expires in 2000)
Fred L. Callon.....................      50             1994          Director; President; Chief Executive
                                                                          Officer, Nominee
Dennis W. Christian................      53             1994          Director; Senior Vice President; Chief
                                                                          Operating Officer, Nominee

OTHER EXECUTIVE OFFICERS:
James O. Bassi.....................      45             1997          Vice President; Controller
Robert A. Mayfield.................      49             2000          Secretary
Thomas E. Schwager.................      49             1997          Vice President
Rodger W. Smith....................      50             1999          Treasurer
Kathy G. Tilley....................      54             1996          Vice President
John S. Weatherly..................      48             1994          Senior Vice President; Chief Financial
                                                                          Officer
Stephen F. Woodcock................      48             1997          Vice President

         The following is a brief description of the background and principal occupation of each director (including each Nominee) and executive officer:

         James O. Bassi is Vice President and Controller of the Company and Callon Petroleum Operating Company ("Callon Petroleum Operating"). Prior to being appointed to that position in November 1997, he was Corporate Controller from June 1997 and prior thereto he was Manager of the Accounting Department for the Company and Callon Petroleum Operating. Mr. Bassi has been employed by the Company and its predecessors for a total of ten years. Prior to his employment by the Company, he was employed by Arthur Andersen LLP. He received his B.S. degree in accounting in 1976 from Mississippi State University. He is a member of the American Institute of Certified Public Accountants and the Mississippi Society of Certified Public Accountants.

         Fred L. Callon is President and Chief Executive Officer of the Company and Callon Petroleum Operating. Prior to January 2, 1997, he was President and Chief Operating Officer of the Company and had held that position with the Company or its predecessors since 1984. He has been employed by the Company or its predecessors since 1976. He graduated from Millsaps College in 1972 and received his M.B.A. degree from the Wharton School of Finance in 1974. Following graduation and until his employment by Callon Petroleum Operating, he was employed by Peat, Marwick, Mitchell & Co., certified public accountants. He is a member of the American Institute of Certified Public Accountants and the Mississippi Society of Certified Public Accountants. He is the nephew of John S. Callon.

         John S. Callon is Chairman of the Board of Directors of the Company and Callon Petroleum Operating. Effective January 2, 1997, John S. Callon resigned from his position as Chief Executive Officer of the Company, a position he held since 1980. Mr. Callon founded the Company's predecessors in 1950, and has held an executive office with the Company or its predecessors since that time. He has served as a director of the Mid-Continent Oil and Gas Association and as the President of the Association's Mississippi-Alabama Division. He has also served as Vice President for Mississippi of the Independent Petroleum Association of America. He is a member of the American Petroleum Institute. Mr. Callon is the uncle of Fred L. Callon.

         Dennis W. Christian is Senior Vice President and Chief Operating Officer of the Company and Callon Petroleum Operating. Prior to January 1997, he was Senior Vice President of Operations and Acquisitions and had held that or similar positions with the Company or its predecessors since 1981. Prior to joining Callon Petroleum Operating, he was resident manager in Stavanger, Norway, for Texas Eastern Transmission Corporation. His previous experience includes five years with Chevron U.S.A. Inc. Mr. Christian received his B.S. degree in petroleum engineering in 1969 from Louisiana Polytechnic Institute.

         Leif Dons has since 1997 been Senior Vice President, Business Development of Fred. Olsen Energy ASA, a publicly held Norwegian company engaged in the offshore energy service industry. From 1992 until 1997, Mr. Dons was employed by Kvaerner ASA in various positions, including the fields of international operations and the commercialization of new technology, and as resident country manager responsible for Israel and Palestine. From 1983 until 1991, he served as the managing director of Norwegian Oil Consortium A/S & Co., an oil company with producing properties in Norway. He negotiated the sale of that company in 1991. From 1973 until 1983, Mr. Dons held various positions as an analyst, staff engineer and economist at the Pulp and Paper Research Institute, Norway and Saga Petroleum ASA. Mr. Dons received a Master of Science degree in engineering from the Norwegian Institute of Technology in 1973.

         Robert A. Mayfield is Secretary for the Company and Callon Petroleum Operating. He was appointed to this position in February 2000, after serving as the Manager of Tax Services and Securities and Exchange Commission Reporting since 1981. Prior to joining Callon, he was employed by McCormick Oil and Gas Company in Houston, Texas, where he served as an assistant to the tax manager. Mr. Mayfield received a B.S. degree in accounting from Louisiana Tech University in 1972 and is a member of the American Society of Corporate Secretaries.

         Thomas E. Schwager is Vice President of Engineering and Operations for the Company and Callon Petroleum Operating. Prior to being appointed to the position in November 1997, he has held engineering positions with the Company and its predecessors since 1981. Prior to joining the Company, Mr. Schwager held various engineering positions with Exxon Company USA in Louisiana and Texas. He received his B.S. degree in petroleum engineering from Louisiana State University in 1972. He is a registered professional engineer and a member of the Society of Petroleum Engineers.

         Rodger W. Smith is Treasurer for the Company and Callon Petroleum Operating. Prior to being appointed to that position in April 1999, he was Manager of Budget and Analysis. Before that, Mr. Smith was Manager of Exploration and Production Accounting and has been employed by Callon and its predecessors since 1983. Prior to his employment with Callon, he was employed by International Paper Company as a plant controller. He received his B.S. degree in accounting from the University of Southern Mississippi in 1973.

         Robert A. Stanger has been the managing general partner since 1978 of Robert A. Stanger & Company, Inc., a Shrewsbury, New Jersey-based firm engaged in publishing financial material and providing investment banking services to the real estate and oil and gas industries. He is a director of Citizens Utilities, Stamford, Connecticut, a provider of telecommunications, electric, natural gas, and water services and Electric Lightwaves, Inc., Seattle, Washington, a regional fiber optic telephone company. Previously, Mr. Stanger was Vice President of Merrill Lynch & Co. He received his B.A. degree in economics from Princeton University in 1961. Mr. Stanger is a member of the National Association of Securities Dealers and the New York Society of Security Analysts.

         Kathy G. Tilley is Vice President of Acquisitions and New Ventures for the Company and Callon Petroleum Operating and has held that position since April 1996. She was employed by Callon Petroleum Operating in December 1989 as Manager of Acquisitions and prior thereto, held that or similar positions as a consultant from 1981. Ms. Tilley received her B.A. degree in economics from Louisiana State University in 1967.

         John C. Wallace is a Chartered Accountant having qualified with Price Waterhouse Coopers in Canada in 1963, after which he joined Baring Brothers & Co., Limited in London, England. For over fifteen years, he has served as Chairman of Fred. Olsen Ltd., a London-based corporation which he joined in 1968 and which specializes in the business of shipping and property development. He is a director of Fred. Olsen Energy ASA, a publicly held Norwegian company engaged in the offshore energy service industry; Harland & Wolff PLC, Belfast, a shipbuilding yard for the offshore oil and gas industry; and Ganger Rolf ASA and Bonheur ASA, Oslo, both publicly-traded shipping companies. He is an executive officer of NOCO Management, Ltd., the general partner of NOCO and of other companies associated with Fred. Olsen Interests.

         B. F. Weatherly is a principal of Amerimark Capital Group, Houston, Texas, an investment-banking firm, and he is a general partner of CapSource Fund, L.P., Jackson, Mississippi, an investment fund. He is an executive officer of NOCO Management Ltd., the general partner of NOCO. Prior to September 1996, he was Executive Vice President, Chief Financial Officer and a director of Belmont Constructors, Inc., a Houston, Texas-based industrial contractor formerly associated with Fred. Olsen Interests. He holds a Master of Accountancy degree from the University of Mississippi. He has previously been associated with Arthur Andersen LLP, and has served as a Senior Vice President of Weatherford International, Inc. B. F. Weatherly and John S. Weatherly are brothers.

         John S. Weatherly is Senior Vice President and Chief Financial Officer for the Company and Callon Petroleum Operating. Prior to April 1999, Mr. Weatherly also held the position of Treasurer. Prior to April 1996, he was Vice President, Chief Financial Officer and Treasurer of the Company and had held that position since 1983. Prior to joining Callon Petroleum Operating in 1980, he was employed by Arthur Andersen LLP as audit manager in the Jackson, Mississippi, office. He received his B.B.A. degree in accounting in 1973 and his M.B.A. degree in 1974 from the University of Mississippi. He is a member of the American Institute of Certified Public Accountants and the Mississippi Society of Certified Public Accountants. John S. Weatherly and B. F. Weatherly are brothers.

         Richard O. Wilson is an Offshore Consultant. In his 42 years of working in offshore drilling and construction, he spent two years with Zapata Offshore and 21 years with Brown & Root, Inc. working in various managerial capacities in the Gulf of Mexico, Venezuela, Trinidad, Brazil, the Netherlands, the United Kingdom and Mexico. He was a director and senior group vice president of Brown & Root, Inc. and senior vice president of Halliburton, Inc. For the last 18 years he has been associated with Fred. Olsen Interests where he served as Chairman of OGC International PLC, Dolphin A/S and Dolphin Drilling Ltd., and Belmont Constructors, Inc. Since the sale of OGC International PLC to Halliburton, Inc. in 1997, he has been a consultant to Brown & Root, Inc. on oil and gas projects in Brazil, Bolivia, Mexico and Ecuador. He holds a B.S. degree in civil engineering from Rice University. Mr. Wilson is a Fellow in the American Society of Civil Engineers and is a member of the Institute of Petroleum, London, England.

         Stephen F. Woodcock is Vice President of Exploration for the Company and Callon Petroleum Operating, being appointed to that position in November 1997. He has been employed by the Company and Callon Petroleum Operating since 1995. Prior thereto, he was manager of geophysics for CNG Producing Company and division geophysicist for Amoco Production Company. Mr. Woodcock received a masters degree in geophysics from Oregon State University in 1975.

         All officers and directors (including the Nominees) of the Company are United States citizens, except Mr. Wallace, who is a citizen of Canada, and Mr. Dons, who is a citizen of Norway.

STOCKHOLDERS' AGREEMENT

         Pursuant to a Stockholders' Agreement ("Stockholders' Agreement") among certain members of the Callon family ("Callon Family"), NOCO and F.O. Energy dated September 16, 1994, the Callon Family, on the one hand and NOCO and F.O. Energy on the other hand, each elected two directors to the Company's Board of Directors. Specifically, the Stockholders' Agreement provided that the Callon Family, NOCO and F.O. Energy would use their best efforts, including voting the shares of Common Stock which they owned, to cause the Company's Board of Directors to be composed of at least four members, two of such members to be selected by the Callon Family and two of such members to be selected by NOCO and F.O. Energy. Messrs. Wallace and Dons were elected to the Board as representatives of NOCO and F.O. Energy, and Messrs. Fred and John Callon were elected to the Board as representatives of the Callon Family. The Stockholders' Agreement expired on September 16, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers, and persons who own more than ten percent of a registered class of the

Company's equity securities, to file with the Commission and any exchange or other system on which such securities are traded or quoted, initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company and any exchange or other system on which such securities are traded or quoted, with copies of all Section 16(a) forms they file with the Commission.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1999, the Company's officers, directors and greater than ten percent shareholders had complied with all Section 16(a) filing requirements.

INFORMATION CONCERNING THE OPERATION OF THE BOARD OF DIRECTORS

         The business of the Company is managed under the direction of the Board of Directors. The Board of Directors meets on a quarterly basis to review significant developments affecting the Company and to act on matters requiring Board approval. The Board of Directors may also hold special meetings when an important matter requires Board action between regularly scheduled meetings. Each non-employee director receives an annual fee of $10,000 for service on the Board of Directors. Under the 1994 Plan, each non-employee director received an annual automatic grant of an option to purchase 5,000 shares of Common Stock for an exercise price equal to the fair market price on the date of grant and for a ten-year term. Pursuant to the 1996 Plan, an option to purchase 5,000 shares of Common Stock is to be granted to each non-employee director on the date he or she is initially elected or appointed to the Board for an exercise price equal to the fair market price on the date of grant and for a ten-year term. Thereafter, for each subsequent year in which the non-employee director is still serving as director, he or she shall automatically be granted an option to purchase an additional 5,000 shares on the same terms. On August 23, 1996, the Compensation Committee authorized a one-time grant to each non-employee director of an option to purchase 20,000 shares of Common Stock under the 1996 Plan at a purchase price of $12.00 per share, the fair market value of the Common Stock on such date. One-fourth of each option vests at each succeeding annual meeting of directors following each annual shareholders' meeting, beginning with the 1997 Annual Meeting.

         During 1999, the Board of Directors of the Company met formally four times and executed nine unanimous written consents. All directors attended at least 75% of the total number of meetings of the Board of Directors.

         In order to facilitate the various functions of the Board of Directors, the Board of Directors has created an Audit Committee and a Compensation Committee. The Board of Directors does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the entire Board of Directors. Committee members are not remunerated in addition to their annual Board retainer.

         AUDIT COMMITTEE. The Committee monitors the Company's internal accounting controls, reviews quarterly and annual financial information and reviews the services and fees of the independent auditors. Members are Messrs. Robert A. Stanger and Richard O. Wilson. The Audit Committee held one meeting during 1999, and both members of the Audit Committee attended the meeting.

         COMPENSATION COMMITTEE. The Compensation Committee establishes and approves the terms of employment of senior executive officers and reviews and approves management's recommendations concerning compensation of the other executive officers and certain other employees. Members are Messrs. B. F. Weatherly, Chairman, Robert A. Stanger, John C. Wallace and Richard O. Wilson. The Compensation Committee held five meetings during 1999, and all members of the Compensation Committee attended all meetings.

TRANSACTIONS WITH RELATED PERSONS

         STOCKHOLDERS' AGREEMENT. In connection with the consolidation consummated on September 16, 1994 whereby the Company succeeded to the assets, liabilities, operations and management of Callon Consolidated Partners, L.P. and certain affiliated companies ("Consolidation"), the Company, the Callon Family (including John S. Callon and Fred L. Callon) and NOCO entered into the Stockholders' Agreement, which was subsequently amended to include F.O. Energy and which (a) provided that the Callon Family would vote for two directors to the Company's Board of Directors as directed by NOCO and F.O. Energy and NOCO and F.O. Energy would vote for two directors to the Company's Board of Directors as directed by the Callon Family, (b) contained certain restrictions on transfer of the Common Stock owned by the Callon Family, NOCO and F.O. Energy, and (c) provided that neither the Callon Family on the one hand nor NOCO or F.O. Energy, on the other hand, could transfer shares of Common Stock in connection with, or vote for, consent to or otherwise approve, a transaction which would result in certain changes of control or fundamental changes without the prior written consent of the other party. The Stockholders' Agreement expired on September 16, 1999. See "Stockholders' Agreement."

         REGISTRATION RIGHTS. The Callon Family (including John S. Callon and Fred L. Callon) is party to a Registration Rights Agreement dated September 16, 1994 (the "Registration Rights Agreement"), pursuant to which they are entitled to require the Company to register Common Stock owned by them with the Commission for sale to the public in a firm commitment public offering and generally to include shares owned by them in registration statements filed by the Company. NOCO and the Company have entered into a similar agreement, which was subsequently amended to include F.O. Energy.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information with respect to the Chief Executive Officer of the Company and the four most highly compensated executive officers of the Company as to whom the total salary and bonus for the years ended December 31, 1999, 1998 and 1997 exceeded $100,000.

                                                                               LONG-TERM COMPENSATION
                                                                        ------------------------------------
                                        ANNUAL COMPENSATION                      AWARDS              PAYOUTS
                             ------------------------------------------ ------------------------   ---------
                                                              OTHER     RESTRICTED    SECURITIES                 ALL OTHER
                                                             ANNUAL       STOCK       UNDERLYING      LTIP      COMPENSATION
                                      SALARY      BONUS    COMPENSATION  AWARD(S)      OPTIONS       PAYOUTS       ($)(e)
                              YEAR     ($)       ($)(a)      ($)(b)       ($)(c)        (#)(d)         ($)
                             -----    ---------  -------   ------------ ----------   -----------   ---------   ------------
Fred L. Callon............    1999     264,616   174,000       --           --            --           --           30,298
   President and Chief        1998     242,727     --          --           --          60,000         --           27,965
   Executive Officer          1997     205,769   160,000       --           --            --           --           24,268

Dennis W. Christian.......    1999     243,446   169,000       --           --          35,000         --           28,420
   Senior Vice President      1998     221,473     --          --           --          55,000         --           26,050
   and Chief Operating        1997     180,048   145,000       --           --            --           --           21,773
   Officer

John S. Weatherly.........    1999     211,692   147,000       --           --          31,000         --           25,270
   Senior Vice President      1998     195,202     --          --           --          45,000         --           23,427
   and Chief Financial        1997     169,760   130,000       --           --            --           --           20,688
   Officer

Kathy G. Tilley...........    1999     179,939   133,000       --           --          25,000         --           19,534
   Vice President             1998     164,850     --          --           --          30,000         --           17,818
                              1997     138,894   130,000       --           --            --           --           15,028

Stephen F. Woodcock.......    1999     152,630   105,000       --           --          25,000         --           16,593
   Vice President             1998     144,200     --          --         412,500         --           --           15,599
                              1997     131,261    60,000       --           --            --           --           14,192

(a) The amounts represent that portion of bonuses declared in March 2000 and 1998, respectively, and earned by service during 1999 and 1997, respectively. Generally, earned compensation is not payable unless the executive remains employed by the Company through the date bonus compensation is declared, which is generally in March of the following year. These amounts also include amounts deferred.

(b) None of the named executive officers received perquisites or other personal benefits, securities or property, the aggregate annual amount of which exceeded the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the named executive.

(c)      On January 6, 1998, 25,000 performance shares were awarded to Stephen
         F. Woodcock and 10% of the shares vested on that date. On January 1, 1999, an additional 20% of the shares vested. On February 18, 1999, the Board of Directors approved, upon the Compensation Committee's recommendation, the vesting of the balance of the performance shares granted. The closing price of the Common Stock on the NYSE on January 6, 1998 was $16.50 per share.

(d) On March 5, 1999, the Compensation Committee authorized option grants under the 1996 Plan for 35,000 shares to Dennis W. Christian, 31,000 shares to John S. Weatherly, 25,000 shares to Kathy G. Tilley and 25,000 to Stephen F. Woodcock. The exercise price, equal to the fair market value of the stock based on the closing price of the Common Stock on the NYSE on March 5, 1999, is $9.00 per share. All such grants became exercisable on September 5, 1999.

(e) Amounts reflect the Company's contribution in 1999, 1998 and 1997 of $26,462, $24,273 and $20,576 to Fred L. Callon's 401(k) savings plan and payment of $3,836, $3,692 and $3,692 term life insurance premiums; $24,344, $22,147 and $18,000 to Mr. Christian's 401(k) savings plan and payment of $4,076, $3,903 and $3,773 term life insurance premiums; $21,169, $19,520 and $16,976 to Mr. Weatherly's 401(k) savings plan and payment of $4,101, $3,907 and $3,712 term life insurance premiums; $17,994, $16,485 and $13,890 to Ms. Tilley's 401(k) savings plan and payment of $1,541, $1,333 and $1,138 term life insurance premiums; and $15,283, $14,420 and $13,126 to Mr. Woodcock's 401(k) savings plan and payments of $1,310, $1,179 and $1,066 term life insurance premiums.

EMPLOYMENT AGREEMENTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL ARRANGEMENTS

         Fred L. Callon, Dennis W. Christian and John S. Weatherly have entered into employment agreements with the Company effective September 1, 1996 and ending January 1, 2001. The agreements provide that Mr. Callon, Mr. Christian and Mr. Weatherly will receive an annual base salary of at least $200,000, $175,000 and $165,000, respectively, and that they will be entitled to participate in any incentive compensation program established by the Company for its executive officers. Each agreement terminates upon death or disability or for cause. If the agreement is terminated because of disability, compensation payments continue for a period of two years from the date of termination, reduced by the amount of disability insurance paid. If the agreement is terminated for cause, the Company is not required to make any additional payments. "Cause" is defined generally as any of the following, as determined by a majority vote of the Board of Directors: intentional or continual neglect of duties, conviction of a felony, or failure or refusal to perform duties in accordance with the employment agreement.

         The employment agreements further provide that the employee may terminate the agreement for "good reason," which is defined generally as (a) failure to be re-elected to office, (b) significant change in duties, (c) reduction or failure to provide typical increases in salary following a change in control of the Company, (d) relocation to an office outside the Natchez, Mississippi, area, or (e) failure to maintain the level of participation in the compensation and benefit plans of the Company following a change in control. If the employee terminates his employment for good reason (other than following a change in control), or if the Company breaches the agreement, compensation shall continue for a period of three years. Pursuant to the agreements, a "change in control" occurs if: (i) any person or group of persons acting in concert (within the meaning of Section 13(d) of the Exchange Act) shall have become the beneficial owner of a majority of the outstanding common stock of the Company (other than pursuant to the Stockholders' Agreement), (ii) the shareholders of the Company cause a change in a majority of the members of the Board within a twelve-month period, or (iii) the Company or its shareholders enter into an agreement to dispose of all or substantially all of the assets or outstanding capital stock of the Company. If the compensation to be paid upon a change in control would constitute a "parachute" payment under the Internal Revenue Code, the amount otherwise payable will be grossed up to an amount such that the employee will receive the amount he would have received if no portion of such compensation had been subject to the excise tax imposed by the Internal Revenue Code, and the Company will be responsible for the amount of the excise tax.

         Pursuant to the 1994 Plan and the 1996 Plan, in the case of a merger or consolidation where the Company is not the surviving entity, or if the Company is about to sell or otherwise dispose of substantially all of its assets while unvested options remain outstanding, the Compensation Committee or other plan administrator may, in its discretion and without shareholder approval, declare some or all options exercisable in full before or simultaneously with such merger, consolidation or sale of assets without regard for prescribed waiting periods. Alternatively, the Compensation Committee or other plan administrator may cancel all outstanding options provided option holders are given notice and a period of 30 days prior to the merger, consolidation or sale to exercise the options in full.

STOCK-BASED PLANS

         The Company currently maintains two Common Stock-based incentive plans for employees: the Callon Petroleum Company 1994 Stock Incentive Plan and the Callon Petroleum Company 1996 Stock Incentive Plan. The Company in the past has used and will continue to use stock options and performance share grants to attract and retain key employees in the belief that employee stock ownership and stock related compensation devices encourage a community of interest between employees and shareholders.

         1994 PLAN. The 1994 Plan was adopted on June 30, 1994. Pursuant to the 1994 Plan, 600,000 shares of Common Stock were reserved for issuance upon the exercise of options or for grants of performance shares. The 1994 Plan is administered by the Compensation Committee of the Board of Directors. Members of the Compensation Committee currently are Messrs. Stanger, Wallace, B. F. Weatherly and Wilson. No awards were granted under the 1994 Plan during 1997 and 1998 other than automatic grants to non-employee directors and the grant of restricted shares to John S. Callon in connection with his Consulting Agreement. See "--Employment Agreements, Termination of Employment and Change in Control Arrangements." Automatic option grants to non-employee directors during 1999 were 25,000 shares. In addition, during 1999 the Compensation Committee approved option grants of 38,750 shares to certain officers and employees. As of March 13, 2000, there were 370 shares of Common Stock available for grant under the 1994 Plan.

         1996 PLAN. On August 23, 1996, the Board of Directors of the Company approved and adopted the 1996 Plan and granted awards thereunder to various employees. The 1996 Plan was approved by the shareholders of the Company at the 1997 Annual Meeting. Pursuant to the 1996 Plan, 900,000 shares of

Common Stock were reserved for issuance upon the exercise of options or for grants of performance shares. On August 20, 1998, the Board of Directors amended the 1996 Plan, as permitted pursuant to the terms of the 1996 Plan, to increase the number of shares of Common Stock reserved for issuance by 300,000 shares to 1,200,000 shares. During March 1999, the Compensation Committee approved option grants of 206,750 shares to certain officers and employees. In addition, during March 2000, the Compensation Committee approved option grants for 533,000 shares to certain officers and employees. As of March 23, 2000, without giving effect to the March 2000 grants, there were 23,123 shares of Common Stock available for grant under the 1996 Plan. Pursuant to Proposal II of the Proxy Statement, the Board of Directors is requesting shareholder approval to increase the available number of shares of Common Stock reserved for issuance by 1,000,000 shares to 2,200,000 shares.

         BONUS PLAN. In 1996, the Board of Directors authorized the establishment of a cash bonus program (the "Bonus Plan") to be administered by the Compensation Committee in accordance with formulas or procedures determined by the Compensation Committee on an annual basis. Each year, the Compensation Committee establishes target level bonuses as a percentage of base salary for certain officers, managers and staff members. The Committee also establishes financial and operating goals to be achieved by the Company during the year and assigns a relative weighting percent to each goal. Cash bonus awards for the year are then based upon the extent to which such goals were achieved during the year. See "--Report on Executive Compensation."

         1997 EMPLOYEE STOCK PURCHASE PLAN. In 1997, the Board of Directors authorized the implementation of the Callon Petroleum Company 1997 Employee Stock Purchase Plan (the "1997 Purchase Plan"), which was approved by the Company's shareholders at the 1997 Annual Meeting. The Plan provides eligible employees of the Company with the opportunity to acquire a proprietary interest in the Company through participation in a payroll deduction-based employee stock purchase plan. An aggregate of 250,000 shares of Common Stock have been reserved for issuance over the ten-year term of the 1997 Purchase Plan. The purchase price per share at which Common Stock will be purchased on the participant's behalf on each purchase date within an offering period is equal to eighty-five percent of the fair market value per share of Common Stock.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth certain information concerning the number and terms of options to purchase Common Stock granted during 1999 to the Chief Executive Officer and the four most highly compensated executive officers named in the Summary Compensation Table. The options described below were granted on March 5, 1999. The exercise price is the fair market value of the Common Stock on the date of grant. The closing price of the Common Stock on the New York Stock Exchange on March 5, 1999 was $9.00 per share. The grants became exercisable in full beginning September 5, 1999.

                            OPTION/SAR GRANTS IN 1999


                                                                                                  POTENTIAL REALIZABLE VALUE
                                                                                                  AT ASSUMED ANNUAL RATES OF
                                                                                                   STOCK PRICE APPRECIATION
                                       INDIVIDUAL GRANTS                                               FOR OPTION TERM
--------------------------------------------------------------------------------------------      ---------------------------
                               NUMBER OF             %
                               SECURITIES         OF TOTAL
                               UNDERLYING         OPTIONS
                                OPTIONS          GRANTED TO   EXERCISE
                                GRANTED         EMPLOYEES IN    PRICE
           NAME                  (#)            FISCAL YEAR     ($/SH)       EXPIRATION DATE          5% ($)         10% ($)
------------------------------ ----------       ------------  --------       ---------------      -------------     ---------
Fred L. Callon................      --                --          --               --                  --              --
Dennis W. Christian...........   35,000            14.26         9.00         March 5, 2009          198,102         502,029
John S. Weatherly.............   31,000            12.63         9.00         March 5, 2009          175,462         444,654
Kathy G. Tilley...............   25,000            10.18         9.00         March 5, 2009          141,501         358,592
Stephen F. Woodcock...........   25,000            10.18         9.00         March 5, 2009          141,501         358,592

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION
VALUES

         The following table sets forth certain information concerning the number and value of unexercised options to purchase Common Stock by the Chief Executive Officer and the four most highly compensated executive officers named in the Summary Compensation Table at December 31, 1999. No stock options were exercised by such persons in 1999.

                 AGGREGATED OPTION EXERCISES IN 1999 AND OPTION
                           VALUES AT DECEMBER 31, 1999

                                                                       UNEXERCISED OPTIONS AT DECEMBER 31, 1999
                                                                   --------------------------------------------------
                                                                                                   VALUE OF
                                                                    NUMBER OF UNDERLYING          IN-THE-MONEY
                                                        VALUE            SECURITIES                 OPTIONS
                                  SHARES ACQUIRED     REALIZED          EXERCISABLE/             EXERCISABLE/
            NAME                  ON EXERCISE (#)        ($)          UNEXERCISABLE (a)         UNEXERCISABLE (b)
------------------------------  --------------------  -----------  ----------------------  --------------------------
Fred L. Callon................          --                --           185,000/ 30,000          $794,219/ 122,344
Dennis W. Christian...........          --                --           192,250/ 27,750           870,118/ 112,852
John S. Weatherly.............          --                --           176,750/ 24,250           795,540/  96,580
Kathy G. Tilley...............          --                --           121,500/ 18,500           533,672/  71,016
Stephen F. Woodcock...........          --                --            53,000/  7,000           224,063/  19,688

(a)      Represents awards granted under the 1994 Plan and the 1996 Plan.

(b) On December 31, 1999, the closing price of the Common Stock on the New York Stock Exchange was $14.8125.

LONG-TERM INCENTIVE PLAN AWARDS

         Other than the 1994 Plan and the 1996 Plan, the Company does not have a long-term incentive plan for its employees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Company's Compensation Committee are Messrs. Robert
A. Stanger, John C. Wallace, B. F. Weatherly and Richard O. Wilson, none of whom are or have been officers or employees of the Company.

         STOCKHOLDERS' AGREEMENT. In connection with the Consolidation, the Company, the Callon Family and NOCO entered into the Stockholders' Agreement which was subsequently amended to include F.O. Energy and which contained certain voting requirements and transfer restrictions. Messrs. Wallace and Weatherly are affiliates of NOCO and Mr. Wallace is a director of F.O. Energy. The Stockholders' Agreement expired on September 16, 1999. See "Transactions with Related Persons."

         REGISTRATION RIGHTS. NOCO and F.O. Energy are parties to a Registration Rights Agreement dated September 16, 1994. Messrs. Wallace and Weatherly are affiliates of NOCO and Mr. Wallace is a director of F.O. Energy. See "Transactions with Related Persons."

REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee is composed of four non-employee directors who make recommendations to the Board with respect to the annual base and bonus compensation of the executive officers of the Company. The Compensation Committee also administers the Company's employee benefit plans. During 1999, the Committee was comprised of B. F. Weatherly, Robert A. Stanger, John C. Wallace and Richard O. Wilson.

         COMPENSATION POLICY. The Company's goal with respect to its executive compensation policy is to attract and retain executives who have the ability to lead Callon in achieving its business objectives in a highly competitive industry. To this end, the Company's compensation policy is comprised of three elements: (1) base compensation; (2) bonus compensation; and (3) stock-based compensation. Historically, the Company has provided for conservative base salaries with more aggressive incentive compensation in order to emphasize pay for performance. In addition, the Committee awards stock-based compensation to encourage greater executive focus on stockholder value.

         By entering into employment agreements with certain of its executive officers, the Committee believes that the Company has further encouraged employee retention and, ultimately, the long-term growth of the Company. These agreements establish an initial base salary subject to upward adjustment by the Board of Directors or the Compensation Committee and provide that such officers are entitled to participate in the Company's incentive compensation programs. See "Executive Compensation--Employment Agreements, Termination of Employment and Change-in-Control Arrangements."

         Currently, the Committee does not intend to award levels of compensation that would result in a limitation on the deductibility of a portion of such compensation for federal income tax purposes pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended; however, the Committee may authorize compensation that results in such limitations in the future if it determines that such compensation is in the best interest of the Company.

         BASE COMPENSATION. The Compensation Committee reviews each executive officer's salary annually. The Committee has applied the same principals to establish base compensation since the Company was formed in 1994, taking into account both competitive realities and subjective factors. The base compensation decision has no specific relationship to Company performance. As its primary consideration, the Committee evaluates compensation set for comparable positions by the Company's competitors, targeting the median of such compensation. To determine base salaries paid by such peer group companies, the Committee analyzes published industry survey data and proxy and annual report information among energy companies of similar size, complexity and activity. From time to time, the Company also engages independent compensation consulting firms. With input from management of the Company, the Committee also takes into account certain subjective factors such as individual performance and contribution to the Company's success, seniority, experience level, internal equities within the Company and general economic and industry conditions. No specific weight, however, is assigned to these factors if they are considered.

         In the early part of 1999, when the Committee first began to review base compensation, the energy industry was depressed due to historically low oil prices. As a result, the base salaries of executives at many of the Company's competitors were kept at 1998 levels. As the industry began to recover, the Company's peers began raising salaries from 1998 levels. Accordingly, base salaries of the Company's executive officers for 1999 were raised, reflecting the Committee's commitment to maintaining competitive salary levels. The Committee also took into account a subjective valuation of individual contributions to the Company's performance in 1998, potential contributions during 1999 and general inflationary considerations.

         BONUS COMPENSATION. In 1996, the Board of Directors established the Bonus Plan in order to tie compensation to certain fiscal targets affecting short and long-term share price performance. Since that time, bonus compensation has been awarded under the Bonus Plan as administered by the Compensation Committee. As prescribed by the Bonus Plan, the Committee adheres to a formal mechanism for determining annual bonus compensation. At the core of this mechanism are pre-set financial and operating goals established by the Committee as determinants of share price over time. For 1999, these goals were set with respect to cash flow, net income, net reserve additions and finding costs. The Committee assigns to each goal a relative weighting percent which is multiplied at year-end by the percentage by which each such goal was achieved in order to determine the "Weighted Goal Achieved." The Committee then derives the "Total Goal Achieved" by adding together each Weighted Goal Achieved. In addition, the Committee establishes target level bonuses as a percentage of base salary for officers and other employees. For 1998, if the Total Goal Achieved at year end was (i) less than 80%, no bonuses would be awarded under the Bonus Plan; (ii) between 80% and 120%, bonuses would be awarded at 80% to 120% of the target level; and (iii) more than 120%, additional bonuses could be awarded at the discretion of the Committee. For the year ended December 31, 1999, the Total Goal Achieved was 166% of the goals set for 1999. Accordingly, bonus compensation was awarded. The Compensation Committee anticipates following a similar formula for determining cash bonuses for 2000, subject to adjustment for 2000 performance goals.

         STOCK-BASED COMPENSATION. The Company relies heavily upon stock options to compensate executive officers. The Committee generally subjects option grants to a vesting schedule and establishes the exercise price as the fair market value (based on trading on the New York Stock Exchange) of the Common Stock on the date of grant. The Committee believes that these terms align the interests of the Company's executives with those of its stockholders.

         To determine the timing and amount of stock-based awards, the Compensation Committee considers the factors set forth under "Base Compensation" above as well as the employee's ability to influence the Company's future performance. The Committee also takes into account the number of outstanding unvested options held by an executive officer as well as the size of previous option awards to such executive officer. In 1996, the Committee granted options under the 1996 Plan to executive officers and other employees of the Company to equalize their position vis-a-vis their counterparts in the industry. In 1999, the Committee again granted options to certain executive officers in order to maintain a competitive compensation package.

         To further compensate executive officers in a manner that ensures that the interests of the Company's stockholders are reflected in the compensation program, in 1997 and 1998 the Committee authorized the grant of performance shares to executive officers, subject to vesting over time or upon the event of certain conditions related to performance. On February 18, 1999, the Board of Directors approved the Compensation Committee's recommendation for the immediate vesting of the balance of these performance shares to award such employees for past performance as well as to enhance their commitment to strengthen the market value of the Company's stock. There are no performance shares currently outstanding; however, the Committee will continue to monitor the Company's stock-based compensation program to determine if performance shares should be granted in the future.

         COMPENSATION OF CHIEF EXECUTIVE OFFICER. Pursuant to the employment agreement between Fred L. Callon and the Company, Mr. Callon's annual base salary is set at a floor of $200,000, subject to increase by the Board of Directors or the Compensation Committee. Mr. Callon's base salary was increased by the Committee to $264,616 for 1999 as compared to $242,727 for 1998 in order to keep Mr. Callon's salary level competitive with the chief executive officer position at peer group companies as well as taking into account the subjective factors described above under "Base Compensation." In particular, the Committee considered Mr. Callon's leadership role in overseeing the Company's successes during 1999 with respect to its drilling and acquisition program in the Gulf of Mexico and capital market financing activities.

         Under the Bonus Plan formula set by the Compensation Committee, Fred L. Callon earned a bonus of $174,000 during 1999. Mr. Callon was not granted additional stock options during 1999.


                                              B. F. Weatherly, Chairman
                                              Robert A. Stanger
                                              John C. Wallace
                                              Richard O. Wilson

                                PERFORMANCE GRAPH

         The following graph compares the yearly percentage change for the five years ended December 31, 1999, in the cumulative total shareholder return on the Company's Common Stock against the cumulative total return for the (i) NASDAQ Market Value Index, (ii) NYSE Market Value Index and (iii) Media General Financial Services Industry and Market Index of SIC Group 121 (the "Industry Group Index") consisting of oil and gas companies.



                              [PERFORMANCE GRAPH]

                                 12/31/94     12/30/95     12/29/96     12/31/97     12/31/98     12/31/99
Callon Petroleum Company(2)       $ 100        $  92        $ 175        $ 150        $ 107        $ 136
NASDAQ Market Value Index(2)      $ 100        $ 130        $ 161        $ 197        $ 278        $ 490
NYSE Market Value Index(2)        $ 100        $ 130        $ 156        $ 205        $ 245        $ 268
Industry Group Index              $ 100        $ 109        $ 141        $ 131        $  85        $ 119

(1) The comparison of total return on an investment for each of the periods assumes that $100 was invested on December 31, 1994, in each of the Company, the NASDAQ Market Index, the NYSE Market Index and the Industry Group Index, and that all dividends were reinvested.

(2) The Company's Common Stock was traded on the Nasdaq NMS from September 19, 1994 until April 21, 1998. On April 22, 1998, the Company's Common Stock began trading on the New York Stock Exchange.

                                   PROPOSAL II

                     AMENDMENT TO 1996 STOCK INCENTIVE PLAN

GENERAL

         The Company's 1996 Stock Incentive Plan was adopted in 1996 and has been subsequently amended to increase the number of shares of Common Stock reserved for issuance. The total number of shares currently reserved for issuance under the 1996 Plan is 1,200,000. In February 2000, the Board approved, subject to approval by the Company's stockholders, an amendment to further increase the total number of shares of Common Stock authorized and reserved for issuance under the plan by 1,000,000 shares. The 1996 Stock Incentive Plan, as proposed to be amended by the terms hereof, is referred to herein as the "1996 Plan."

         The statements herein concerning the terms and provisions of the 1996 Plan are summaries only and are qualified in their entirety by reference to the full text of the 1996 Plan, as proposed to be amended and restated, a copy of which is attached hereto as Appendix I.

          At March 13, 2000, the Company estimates that approximately 27 officers, employees and directors were eligible to participate in the 1996 Plan. As of March 13, 2000, options to purchase 1,176,877 shares of Common Stock had been granted under the 1996 Plan and were outstanding at exercise prices ranging from $9.00 to $15.3125 per share. On March 23, 2000, the Compensation Committee granted additional stock options to the Company's executive officers and other members of management under the 1996 Plan, subject to shareholder approval of the increase in the number of shares available under the 1996 Plan. Pursuant to the awards, Fred L. Callon was granted an option to purchase 110,000 shares of Common Stock; Dennis W. Christian was granted an option to purchase 65,000 shares of Common Stock; John S. Weatherly was granted an option to purchase 58,000 shares of Common Stock; Kathy G. Tilley was granted an option to purchase 48,000 shares of Common Stock; and Stephen F. Woodcock was granted an option to purchase 44,000 shares of Common Stock. All of such options were granted at an exercise price of $10.50 per share, the fair market value of the Common Stock on the date of grant, and 33% of each option vests on August 3, 2000, 34% on August 3, 2001 and 33% on August 3, 2002. Unvested options are subject to forfeiture upon certain termination of employment events. If the amendment to increase the number of shares available under the 1996 Plan is approved by the shareholders at the Annual Meeting, 490,123 shares of Common Stock will remain reserved for issuance.

         Set forth below is a table showing the number of shares and dollar value of options granted under the 1996 Plan subject to approval of the amendment to the 1996 Plan for the persons indicated.

                                                     DOLLAR VALUE ($)    NUMBER OF SHARES
                                                     ----------------    ----------------
Fred L. Callon....................................      --      (a)          110,000
Dennis W. Christian...............................      --      (a)           65,000
John S. Weatherly.................................      --      (a)           58,000
Kathy G. Tilley...................................      --      (a)           48,000
Stephen F. Woodcock...............................      --      (a)           44,000
All executive officers (10 persons)...............      --      (a)          427,000
All non-executive directors (5 persons)...........      --                        --
All non-executive employees (12 persons)..........      --      (a)          106,000

(a) Options were granted at the fair market value of the Common Stock on the date of grant, March 23, 2000.

TERMS OF THE 1996 PLAN AND AGREEMENTS

         ADMINISTRATION. The 1996 Plan is administered by a plan administrator (the "1996 Plan Administrator") which may be either (i) the Board of Directors of the Company; (ii) any duly constituted committee of the Board of Directors consisting of at least two non-employee directors; or (iii) any other duly constituted committee of the Board of Directors. To date, the Compensation Committee of the Board of Directors has served as the 1996 Plan Administrator. The 1996 Plan Administrator has sole authority to make regulations and guidelines for and to interpret the 1996 Plan. The 1996 Plan Administrator also has sole power to make awards under the 1996 Plan, to designate participants in the 1996 Plan and to impose limitations upon awards under the 1996 Plan.

         ELIGIBILITY. All directors, executive officers, key employees and consultants of the Company and certain of its subsidiaries who have the capability of making a substantial contribution to the success of the Company are eligible to participate in the 1996 Plan.

         SHARES SUBJECT TO 1996 PLAN. Currently, not more than 1,200,000 shares of the Common Stock may be distributed in accordance with the terms of the 1996 Plan. In addition, the number of shares is subject to adjustment in the event of certain dilutive changes in the number of outstanding shares. The Company issues authorized but unissued shares under the 1996 Plan. Any shares subject to an award which are not used because the terms and conditions of the award are not met may again be used for an award under the 1996 Plan.

         TRANSFERABILITY. Rights under any award may not be transferred except by will or the laws of descent and distribution.

         AMENDMENT OF THE 1996 PLAN. The 1996 Plan may be amended by the Board of Directors without the consent of the shareholders except that any amendment, though effective when made, will be subject to shareholder approval if required by any federal or state law or regulation or by the rules of any stock exchange or automated quotation system on which the Common Stock may then be listed or quoted. In addition, no modification of an award can impair the rights of a holder of an outstanding award under the 1996 Plan without such holder's consent.

         CHANGE IN CONTROL. In the event of certain changes in control of the Company, the 1996 Plan Administrator may at its discretion do any or all of the following (i) accelerate any time periods relating to exercise or realization of the award; (ii) cause the awards to be assumed by the successor corporation; or
(iii) cancel all outstanding options as of the effective date of the change in control, provided that each holder has the right to exercise such option in full for at least 30 days prior to the change in control.

         STOCK OPTIONS. A grant of a stock option entitles a participant to purchase from the Company a specified number of shares of Common Stock at a specified price per share. In the discretion of the 1996 Plan Administrator, stock options may be granted as non-qualified stock options or incentive stock options, but incentive stock options may only be granted to executive officers and other employees of the Company or a subsidiary. In addition, incentive stock options may not be granted to any owner of 10% or more of the total combined voting power of the Company and its subsidiaries. Incentive stock options shall be subject to any terms and conditions as the 1996 Plan Administrator deems necessary or desirable in order to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). No incentive stock options shall be awarded after the tenth anniversary of the effective date of the 1996 Plan.

         The purchase price per share of shares subject to an option is 100% of the fair market value of a share of Common Stock at the time such option is granted or, in the case of non-qualified stock options, as otherwise fixed by the 1996 Plan Administrator. Upon exercise, payment for shares of Common Stock acquired on exercise of a stock option may be made in cash, in shares of the Common Stock, or a combination thereof, as the 1996 Plan Administrator may determine.

         Stock options are subject to such vesting schedule as determined by the 1996 Plan Administrator and are not exercisable prior to six months from the date of grant unless, in the case of non-qualified stock options, a shorter period is provided by the 1996 Plan Administrator or other section of the 1996 Plan. No incentive stock option may be exercised later than ten years after the date of grant. Generally, options are exercisable only while the participant is an employee of the Company or during the remaining term of the stock option and thirty days from the date of termination of employment, unless such termination is for cause. In the event of a termination of employment, outstanding options may be subject to forfeiture and/or time limitations.

         AUTOMATIC GRANTS. On the date on which a director who is not an employee of the Company is first elected or appointed to the Board of Directors, he or she shall be granted a stock option to purchase 5,000 shares of Common Stock at the fair market price on the date of such grant for a term of ten years. An additional grant of 5,000 shares of Common Stock shall be awarded to such person for each subsequent year he or she is still serving as a director under the same terms. Upon the death of such person, the option remains exercisable until the earlier of the expiration of the remaining term of the option or one year. In the case of permanent disability, retirement or failure to be re-elected, all options previously granted remain exercisable in accordance with the terms of the award agreement.

         PERFORMANCE SHARES. Performance shares entitle the participant to receive shares of Common Stock based upon the degree of achievement of pre-established performance goals over a pre-established performance cycle as determined by the 1996 Plan Administrator in its discretion or as otherwise determined by the Plan Administrator. Performance goals are fixed by the 1996 Plan Administrator in its discretion and may relate to corporate, group, unit or individual performance using standards established in terms of market price of common stock, cash flow or cash flow per share, reserve value or reserve value per share, net asset value or net asset value per share, earnings or other criteria determined by the 1996 Plan Administrator. The 1996 Plan Administrator has sole discretion to determine the employees eligible for performance shares, the duration of each performance cycle and the number of shares earned on the basis of the Company's performance relative to the established goals.

         At the end of the performance cycle, the 1996 Plan Administrator determines the number of performance shares, which have been earned on the basis of the Company's performance in relation to the performance goals. Unless otherwise provided by the 1996 Plan Administrator in an award agreement, if a participant dies, retires, becomes disabled or otherwise ceases to be an employee, all outstanding and unvested awards of performance shares to such participant will be canceled. Shares of Common Stock awarded to any person who, at the time of grant, is subject to Section 16(b) of the Securities Exchange Act of 1934, as amended, cannot be resold for a period of six months from the date of grant of such shares.

FEDERAL INCOME TAX CONSEQUENCES

         The federal income tax consequences, in general, of the 1996 Plan are as follows:

(1) With respect to non-qualified stock options granted under the 1996 Plan: A participant receiving a grant will not recognize income and the Company will not be allowed a deduction at the time such an option is granted. When a participant exercises a non-qualified stock option, the difference between the option price and any higher market value of the stock on the date of exercise will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company or its subsidiary or affiliate. When a participant disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon the holding period of the shares. If the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as short-term or long-term capital loss, depending upon the holding period of the shares.

(2) With respect to incentive stock options granted under the 1996 Plan: A participant receiving a grant will not recognize income and the Company will not be allowed a deduction at the time such an option is granted. When a participant exercises an incentive stock option while employed by the Company or its subsidiary or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the participant at that time (and no deduction will be allowed to the Company) but the excess of the fair market value of the shares acquired by such exercise over the option price will be taken into account in determining the participant's alternative minimum taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are not disposed of until more than two years after the date of grant and one year after the date of transfer of the shares to the participant (statutory holding periods), the excess of the sale proceeds over the aggregate option price of such shares will be long-term capital gain, and the Company will not be entitled to any federal income tax deduction. Except in the event of death, if the shares are disposed of prior to the expiration of the statutory holding periods (a "Disqualifying Disposition"), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if sustained, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the Company or its subsidiary will be entitled to a federal tax deduction in a like amount), and the balance of the gain, if any, will be capital gain (short-term or long-term depending on the holding period). To the extent that the aggregate fair market value of stock (determined on the date of grant) with respect to which incentive options become exercisable for the first time during any calendar year exceeds 100,000, such options will be treated as non-qualified options.

(3) Special rule if option price is paid for in shares: If a participant pays the exercise price of a non-qualified or incentive stock option with previously-owned shares of the Company's Common Stock and the transaction is not a Disqualifying Disposition, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The shares received in excess of the number surrendered will not be taxable if an incentive stock option is being exercised, but will be taxable as ordinary income to the extent of their fair market value if a non-qualified stock option is being exercised. The participant does not recognize income and the Company receives no deduction as a result of the tax-free portion of the exchange transaction. If the use of previous acquired incentive stock option shares to pay the exercise price of another incentive stock option constitutes a Disqualifying Disposition, the tax results are as described in (2) above. The income treatment will apply to the shares disposed of but will not affect the favorable tax treatment of the shares received.

(4) With respect to performance shares granted under the 1996 Plan: Unless a participant makes the election described below, a participant receiving a grant will not recognize income and the Company will not be allowed a deduction at the time such performance shares are granted. While the shares remain subject to a substantial risk of forfeiture, a participant will recognize compensation income equal to the amount of the dividends received and the Company will be allowed a deduction in a like amount. When the shares cease to be subject to a substantial risk of forfeiture, the excess of the fair market value of the shares on the date the substantial risk of forfeiture ceases over the amount paid, if any, by the participant for the shares will be ordinary income to the participant and will be allowed as a deduction for federal income tax purposes to the Company. Upon disposition of the shares, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon the period of time the shares are held by the participant following cessation of the substantial risk of forfeiture. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant's ordinary income and commencement of holding period and the deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the excess of the fair market value of the shares as of the date of grant over the amount paid, if any, by the participant for the shares. If such election is made and a participant thereafter forfeits his or her stock, no refund or deduction will be allowed for the amount previously included in such participant's income.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE AMENDMENT TO THE CALLON PETROLEUM COMPANY 1996 STOCK INCENTIVE PLAN.

                                  PROPOSAL III

                         RATIFICATION OF APPOINTMENT OF
                         INDEPENDENT PUBLIC ACCOUNTANTS

         The Board of Directors has appointed Arthur Andersen LLP, independent public accountants, for the examination of the accounts and audit of the financial statements of the Company for the year ending December 31, 2000. At the Annual Meeting, the Board of Directors will present a proposal to the shareholders to approve and ratify the engagement of Arthur Andersen LLP. A representative of Arthur Andersen LLP will be present at the Annual Meeting and will have the opportunity to make a statement, if he desires, and to respond to appropriate questions.

         Management recommends that the shareholders approve and ratify the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 2000. Unless otherwise indicated, all properly executed Proxies received by management will be voted for such ratification at the Annual Meeting. An adverse vote will be considered as a direction to the Audit Committee of the Board of Directors to select other auditors in the following year.

                 SHAREHOLDERS' PROPOSALS FOR 2001 ANNUAL MEETING

         Shareholders who desire to present proposals at the 2001 Annual Meeting of Shareholders and to have proposals included in the Company's proxy materials must submit their proposals to the Company at its principal executive offices not later than November 29, 2000. If the date of the 2001 Annual Meeting of Shareholders is changed by more than 30 days from the date of the 2000 Annual Meeting of Shareholders, the deadline for submitting proposals is a reasonable time before the Company begins to print and mail its proxy materials for its 2001 Annual Meeting of Shareholders.

         The persons named in the Company's form of proxy for the 2001 Annual Meeting will have discretionary authority to vote any proxies they hold at such meeting on any matter for which the Company does not receive notice by February 12, 2001, unless the Company changes the date of its 2001 Annual Meeting of Shareholders by more than 30 days from the date of the 2000 Annual Meeting of Shareholders, in which case such persons will be able to exercise discretionary authority if notice of the matter has not been received in a reasonable time before the Company mails its proxy materials for the 2001 Annual Meeting of Shareholders.

         If the date of the 2001 Annual Meeting of Shareholders is advanced or delayed by more than 30 calendar days from the date of the 2000 Annual Meeting of Shareholders, the Company shall, in a timely manner, inform shareholders of such change, by including a notice, under Item 5, in its earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Company's proxy statement and the new date for determining whether the Company may exercise discretionary voting authority because it has not received timely notice of a matter.

         In order to avoid controversy as to the date on which the Company receives any such proposal, it is suggested that shareholders submit their proposals by certified mail, return receipt requested, or other means that permit them to prove the date of delivery.

                              FINANCIAL STATEMENTS

         Financial statements of the Company for its most recent fiscal year are contained in the 1999 Annual Report and the Company's Report on Form 10-K. COPIES OF THE COMPANY'S ANNUAL REPORT AND THE COMPANY'S REPORT ON FORM 10-K ARE AVAILABLE TO SHAREHOLDERS UPON WRITTEN REQUEST TO THE INVESTOR RELATIONS DEPARTMENT, CALLON PETROLEUM COMPANY, 200 NORTH CANAL STREET, NATCHEZ, MISSISSIPPI 39120.


                                 OTHER BUSINESS

         The Board of Directors does not know of any matter to be acted upon at the Annual Meeting other than those described above. If other business comes before the Annual Meeting, the persons named on the Proxy will vote the Proxy in accordance with what they consider to be in the best interests of the Company and its shareholders.

                                           By order of the Board of Directors



                                           Fred L. Callon
                                           President and Chief Executive Officer

Natchez, Mississippi
March 29, 2000

------------------------------------------------------------------------------


                                   APPENDIX I







                            CALLON PETROLEUM COMPANY









                            1996 STOCK INCENTIVE PLAN








                            ADOPTED: AUGUST 23, 1996
                            AMENDED: AUGUST 20, 1998
                             [AMENDED: MAY 9, 2000]







------------------------------------------------------------------------------

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----

ARTICLE I.  GENERAL..........................................................1
         Section 1.1.  Purpose...............................................1
         Section 1.2.  Administration........................................1
         Section 1.3.  Eligibility for Participation.........................2
         Section 1.4.  Types of Awards Under Plan............................2
         Section 1.5.  Aggregate Limitation on Awards........................3
         Section 1.6.  Effective Date and Term of Plan.......................3

ARTICLE II.  STOCK OPTIONS...................................................3
         Section 2.1.  Award of Stock Options................................3
         Section 2.2.  Stock Option Agreements...............................4
         Section 2.3.  Stock Option Price....................................4
         Section 2.4.  Term and Exercise.....................................4
         Section 2.5.  Manner of Payment.....................................4
         Section 2.6.  Issuance of Certificates..............................4
         Section 2.7.  Death, Retirement and Termination of Employment of
                         Optionee............................................4

ARTICLE III.  INCENTIVE STOCK OPTIONS........................................5
         Section 3.1.  Award of Incentive Stock Options......................5
         Section 3.2.  Incentive Stock Option Agreements.....................5
         Section 3.3.  Incentive Stock Option Price..........................5
         Section 3.4.  Term and Exercise.....................................5
         Section 3.5.  Maximum Amount of Incentive Stock Option Grant........6
         Section 3.6.  Death of Optionee.....................................6
         Section 3.7.  Retirement or Disability..............................6
         Section 3.8.  Termination for Other Reasons.........................6
         Section 3.9.  Termination for Cause.................................6
         Section 3.10.  Code Requirements....................................7

ARTICLE IV.  PERFORMANCE SHARE AWARDS........................................7
         Section 4.1.  Awards Granted by Plan Administrator..................7
         Section 4.2.  Amount of Award.......................................7
         Section 4.3.  Communication of Award................................7
         Section 4.4.  Amount of Award Payable...............................7
         Section 4.5.  Payments of Awards....................................8
         Section 4.6.  Termination of Employment.............................8
         Section 4.7.  Transfer Restriction..................................8

ARTICLE V.  AUTOMATIC GRANTS.................................................8
         Section 5.1.  Grant.................................................8

         Section 5.2.  Applicable Provisions.................................8

ARTICLE VI.  MISCELLANEOUS...................................................9
         Section 6.1.  General Restriction...................................9
         Section 6.2.  Non-Assignability.....................................9
         Section 6.3.  Withholding Taxes.....................................9
         Section 6.4.  Right to Terminate Employment.........................9
         Section 6.5.  Non-Uniform Determinations............................9
         Section 6.6.  Rights as a Stockholder...............................9
         Section 6.7.  Definitions..........................................10
         Section 6.8.  Leaves of Absence....................................10
         Section 6.9.  Newly Eligible Employees.............................11
         Section 6.10.  Adjustments.........................................11
         Section 6.11.  Changes in the Company's Capital Structure..........11
         Section 6.12.  Amendment of the Plan...............................13
         Section 6.13.  No Loss of Rights of Grantee of an Award............13

                            CALLON PETROLEUM COMPANY

                            1996 STOCK INCENTIVE PLAN


                               ARTICLE I. GENERAL

         SECTION 1.1. PURPOSE. The purposes of this Stock Incentive Plan (the "Plan") are to: (1) associate the interests of the management of CALLON PETROLEUM COMPANY and its subsidiaries and affiliates (collectively referred to as the "Company") closely with the stockholders to generate an increased incentive to contribute to the Company's future success and prosperity, thus enhancing the value of the Company for the benefit of its stockholders; (2) provide management with a proprietary ownership interest in the Company commensurate with Company performance, as reflected in increased stockholder value; (3) maintain competitive compensation levels thereby attracting and retaining highly competent and talented directors, employees and consultants; and (4) provide an incentive to management for continuous employment with the Company. Certain capitalized terms are defined in Section 6.7.

         SECTION 1.2.  ADMINISTRATION.

                  (a) The Plan shall be administered by (i) the Board of Directors of the Company, (ii) any duly constituted committee of the Board of Directors consisting of at least two members of the Board of Directors, all of whom shall be Non-Employee Directors, or (iii) any other duly constituted committee of the Board of Directors. Such administrating party shall be referred to herein as the "Plan Administrator".

                  (b) The Plan Administrator shall have the authority, in its sole discretion and from time to time to:

                           (i) designate the officers, key employees and
                  consultants of the Company and its Subsidiaries eligible to participate in the Plan;

                           (ii) grant Awards provided in the Plan in such form
                  and amount as the Plan Administrator shall determine;

                           (iii) impose such limitations, restrictions and
                  conditions, not inconsistent with this Plan, upon any such Award as the Plan Administrator shall deem appropriate; and

                            (iv) interpret the Plan and any agreement,
                  instrument or other document executed in connection with the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

                  (c) Decisions and determinations of the Plan Administrator on all matters relating to the Plan shall be in its sole discretion and shall be final, conclusive and binding upon all persons, including the Company, any participant, any stockholder of the Company, any employee and any consultant. No member of any committee acting as Plan Administrator shall be liable for any action taken or decision made relating to the Plan or any Award thereunder.

         SECTION 1.3. ELIGIBILITY FOR PARTICIPATION. Participants in the Plan shall be selected by the Plan Administrator from the directors, executive officers and other key employees and consultants of the Company and executive officers and key employees and consultants of any Subsidiary of the Company who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of awards, the Plan Administrator shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company and past and potential contributions to the Company's profitability and growth. For the purposes of this Plan, the term "Subsidiary" means any corporation or other entity of which at least 50% of the voting securities are owned by the Company directly or through one or more other corporations, each of which is also a Subsidiary. With respect to non-corporate entities, Subsidiary shall mean an entity managed or controlled by the Company or any Subsidiary and with respect to which the Company or any Subsidiary is allocated more than half of the profits and losses thereof.

         SECTION 1.4. TYPES OF AWARDS UNDER PLAN. Awards under the Plan may be in the form of any or more of the following:

                  (i)   Stock Options, as described in Article II;

                  (ii) Incentive Stock Options, as described in Article III; and/or

                  (iii) Performance Shares, as described in Article IV.

Awards under the Plan shall be evidenced by an Award Agreement between the Company and the recipient of the Award, in form and substance satisfactory to the Plan Administrator, and not inconsistent with this Plan. Award Agreements may provide such vesting schedules for Stock Options, Incentive Stock Options and Performance Shares, and such other terms, conditions and provisions as are not inconsistent with the terms of this Plan. Subject to the express provisions of the Plan, and within the limitations of the Plan, the Plan Administrator may modify, extend or renew outstanding Award Agreements, or accept the surrender of outstanding Awards and authorize the granting of new Awards in substitution therefor. However, except as provided in Sections 6.1(i), 6.1(ii) and 6.11(d)(3) of this Plan, no modification of an Award shall impair the rights of the holder thereof without his consent.

         SECTION 1.5.  AGGREGATE LIMITATION ON AWARDS.

                  (a) Shares of stock which may be issued under the Plan shall be authorized and unissued or treasury shares of Common Stock of the Company ("Common Stock"). The maximum number of shares of Common Stock which may be issued pursuant to Awards issued under the Plan shall be 2,200,000, which may be increased by the Board of Directors pursuant to
         Section 6.12.

                  (b) For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan at any time:

                           (i) all the shares issued (including the shares, if any, withheld for tax withholding requirements) under the Plan shall be counted when issued upon exercise of a Stock Option or Incentive Stock Option; and

                           (ii) only the net shares issued as Performance Shares
                  shall be counted (shares reacquired by the Company because of failure to achieve a performance target or failure to become fully vested for any other reason shall again be available for issuance under the Plan).

                  (c) Shares tendered by a participant as payment for shares issued upon exercise of a Stock Option or Incentive Stock Option shall be available for issuance under the Plan. Any shares of Common Stock subject to a Stock Option or Incentive Stock Option which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan.

         SECTION 1.6.  EFFECTIVE DATE AND TERM OF PLAN.

                  (a) The Plan shall become effective on the date adopted by the Board of Directors, subject to approval by the holders of a majority of the shares of Common Stock at a meeting or by written consent.

                  (b) The Plan and all Awards made under the Plan shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards.

                            ARTICLE II. STOCK OPTIONS

         SECTION 2.1. AWARD OF STOCK OPTIONS. The Plan Administrator may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any participant in the Plan one or more options to purchase for cash or shares the number of shares of Common Stock ("Stock Options") allotted by the Plan Administrator. The date a Stock Option is granted shall mean the date selected by the Plan Administrator as of which the Plan

Administrator allots a specific number of shares to a participant pursuant to the Plan.

         SECTION 2.2. STOCK OPTION AGREEMENTS. The grant of a Stock Option shall be evidenced by a written Award Agreement, executed by the Company and the holder of a Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Plan Administrator may from time to time determine.

         SECTION 2.3. STOCK OPTION PRICE. The option price per share of Common Stock deliverable upon the exercise of a Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Stock Option is granted unless otherwise determined by the Plan Administrator.

         SECTION 2.4. TERM AND EXERCISE. A Stock Option shall not be exercisable prior to six months from the date of its grant, unless a shorter period is provided by the Plan Administrator or by another Section of this Plan, and may be subject to such vesting scheduling and term ("Option Term") as the Plan Administrator may provide in an Award Agreement. No Stock Option shall be exercisable after the expiration of its Option Term.

         SECTION 2.5. MANNER OF PAYMENT. Each Award Agreement providing for Stock Options shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the option price for such shares with cash or, if duly authorized by the Plan Administrator, Common Stock.

         SECTION 2.6. ISSUANCE OF CERTIFICATES. As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for such shares of Common Stock. The Optionee shall become a stockholder of the Company with respect to Common Stock represented by share certificates so issued and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a stockholder.

         SECTION 2.7. DEATH, RETIREMENT AND TERMINATION OF EMPLOYMENT OF OPTIONEE. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator:

                  (a) Upon the death of the Optionee, any rights to the extent exercisable on the date of death may be exercised by the Optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) one year. The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death.

                  (b) Upon termination of the Optionee's employment by reason of retirement or permanent disability (as each is determined by the Plan Administrator), the Optionee may exercise any Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) six months (in the case of permanent disability) or three months (in the case of retirement).

                  (c) Upon termination of the Optionee's employment by reason other than death, retirement, disability or cause (as each is determined by the Plan Administrator), the Optionee may exercise any Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Stock Option and (ii) 30 days of the date of termination.

                  (d) Except as provided in Subsections (a), (b) and (c) of this
         Section 2.7, all Stock Options shall terminate immediately upon the termination of the Optionee's employment.

                      ARTICLE III. INCENTIVE STOCK OPTIONS

         SECTION 3.1. AWARD OF INCENTIVE STOCK OPTIONS. The Plan Administrator may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Plan Administrator may prescribe, grant to any officer or key employee who is a participant in the Plan one or more "incentive stock options" (intended to qualify as such under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended ("Incentive Stock Options")) to purchase for cash or shares the number of shares of Common Stock allotted by the Plan Administrator. No Incentive Stock Options shall be made under the Plan after the tenth anniversary of the effective date of the Plan. The date an Incentive Stock Option is granted shall mean the date selected by the Plan Administrator as of which the Plan Administrator allots a specific number of shares to a participant pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its subsidiaries.

         SECTION 3.2. INCENTIVE STOCK OPTION AGREEMENTS. The grant of an Incentive Stock Option shall be evidenced by a written Award Agreement, executed by the Company and the holder of an Incentive Stock Option (the "Optionee"), stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Plan Administrator may from time to time determine.

         SECTION 3.3. INCENTIVE STOCK OPTION PRICE. The option price per share of Common Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the fair market value of a share of Common Stock on the date the Incentive Stock Option is granted.

         SECTION 3.4. TERM AND EXERCISE. Each Incentive Stock Option shall not be exercisable prior to six months from the date of its grant and unless a shorter period is provided by the Plan Administrator or another Section of this Plan, may be exercised during a period of ten years from the date of grant thereof (the "Option Term") and may be subject to such vesting scheduling as the

Plan Administrator may provide in an Award Agreement. No Incentive Stock Option shall be exercisable after the expiration of its Option Term.

         SECTION 3.5. MAXIMUM AMOUNT OF INCENTIVE STOCK OPTION GRANT. The aggregate fair market value (determined on the date the Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options first become exercisable by an Optionee during in any calendar year (under all plans of the Optionee's employer corporations and their parent and subsidiary corporations) shall not exceed $100,000.

         SECTION 3.6.  DEATH OF OPTIONEE.

                  (a) Upon the death of the Optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the Optionee's estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining Option Term of the Incentive Stock Option and one year after the Optionee's death.

                  (b) The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death.

         SECTION 3.7. RETIREMENT OR DISABILITY. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator, upon the termination of the Optionee's employment by reason of permanent disability or retirement (as each is determined by the Plan Administrator), the Optionee may exercise any Incentive Stock Options, provided such option exercise occurs within both (i) the remaining Option Term of the Incentive Stock Option and (ii) one year (in the case of permanent disability) or three months (in the case of retirement). Notwithstanding the terms of an Award Agreement, the tax treatment available pursuant to Section 422 of the Internal Revenue Code of 1986 (the "Code") upon the exercise of an Incentive Stock Option shall not be available to an Optionee who exercises any Incentive Stock Options more than (i) one year after the date of termination of employment due to permanent disability or (ii) three months after the date of termination of employment due to retirement.

         SECTION 3.8. TERMINATION FOR OTHER REASONS. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator, except as provided in Sections 3.6 and 3.7, upon termination of the Optionee's employment by reason other than cause (as determined by the Plan Administrator), the Optionee may exercise any Incentive Stock Options, provided such option exercise occurs within both (i) the remaining Incentive Option Term of the Stock Option and (ii) 30 days of the date of termination.

         SECTION 3.9. TERMINATION FOR CAUSE. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator, except as provided in Sections 3.6, 3.7 and 3.8, all Incentive Stock Options shall terminate immediately upon the termination of the Optionee's employment.

         SECTION 3.10. CODE REQUIREMENTS. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify either the Plan or any Incentive Stock Option under Code Section 422, unless the participant has first requested the change that will result in such disqualification.

                      ARTICLE IV. PERFORMANCE SHARE AWARDS

         SECTION 4.1. AWARDS GRANTED BY PLAN ADMINISTRATOR. Coincident with or following designation for participation in the Plan, a participant may be granted Performance Shares. Certificates representing Performance Shares shall be issued to the participant effective as of the date of the Award. Holders of Performance Shares shall have all of the voting, dividend and other rights of stockholders of the Company, subject to the terms of any Award Agreement.

         SECTION 4.2. AMOUNT OF AWARD. The Plan Administrator shall establish a maximum amount of a participant's Award, which amount shall be denominated in shares of Common Stock.

         SECTION 4.3. COMMUNICATION OF AWARD. Written notice of the maximum amount of a participant's Award and the Performance Cycle determined by the Plan Administrator, if any, shall be given to a participant as soon as practicable after approval of the Award by the Plan Administrator. The grant of Performance Shares shall be evidenced by a written Award Agreement, executed by the Company and the recipient of Performance Shares, in such form as the Plan Administrator may from time to time determine, providing for the terms of such grant.

         SECTION 4.4. AMOUNT OF AWARD PAYABLE. Performance Shares may be granted based upon past performance or future performance. In addition to any other restrictions the Plan Administrator may place on Performance Shares, the Plan Administrator may, in its discretion, provide that Performance Shares shall vest upon the satisfaction of performance targets to be achieved during an applicable "Performance Cycle." Failure to satisfy the performance targets may result, in the Plan Administrator's discretion as set forth in an Award Agreement, in the forfeiture of the Performance Shares by the participant and the return of such shares to the Company, or have any other consequence as determined by the Plan Administrator. Performance targets established by the Plan Administrator may relate to corporate, group, unit or individual performance and may be established in terms of market price of common stock, cash flow or cash flow per share, reserve value or reserve value per share, net asset value or net asset value per share, earnings, or such other measures or standards determined by the Plan Administrator. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weight in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities. The Plan Administrator may also establish that none, a portion or all of a participant's Award will vest (subject to Section 4.5) for performance which falls below the performance target applicable to such Award.

Certificates representing Performance Shares shall bear a legend restricting their transfer and requiring the forfeiture of the shares to the Company if any performance targets or other conditions to vesting are not met. The Plan Administrator may also require a participant to deliver certificates representing unvested Performance Shares to the Company in escrow until the Performance Shares vest.

         SECTION 4.5. PAYMENTS OF AWARDS. Following the conclusion of each Performance Cycle, the Plan Administrator shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to vesting an Award relating to such Performance Cycle. Subject to the provisions of Section 6.3, to the extent the Plan Administrator determines Performance Shares have vested, the Company shall issue to the participant certificates representing vested shares free of any legend regarding performance targets or forfeiture in exchange for such participant's legended certificates.

         SECTION 4.6. TERMINATION OF EMPLOYMENT. Unless the Award Agreement provides for vesting upon death, disability, retirement or termination of employment, upon any such termination of employment of a participant prior to vesting of Performance Shares, all outstanding and unvested Awards of Performance Shares to such participant shall be canceled, shall not vest and shall be returned to the Company.

         SECTION 4.7. TRANSFER RESTRICTION. Unless otherwise provided in an Award Agreement or otherwise agreed to by the Plan Administrator, any Award Agreement providing for the issuance of Performance Shares to any person who, at the time of grant, is subject to the restrictions of Section 16(b) of the Exchange Act, shall provide that such Common Stock cannot be resold for a period of six months following the grant of such Performance Shares.

                           ARTICLE V. AUTOMATIC GRANTS

         SECTION 5.1. GRANT. Each director who is not an employee of the Company, its subsidiaries, affiliates and managers shall on the date on which he or she is initially elected or appointed a director of the Company, be granted a Stock Option to purchase 5,000 shares of Common Stock for the fair market price on the date of such grant, for an Option Term of ten years. Thereafter, on the first business day following the Annual Meeting of Stockholders of each subsequent year in which such person is still serving as a director (whether or not such director's term has been continuous), he or she shall automatically be granted a Stock Option to purchase an additional 5,000 shares of Common Stock for the fair market price on the date of such grant for an Option Term of ten years.

         SECTION 5.2. APPLICABLE PROVISIONS. The provisions of Section 2.7(a) relating to the death of a director shall apply to options granted under Section
5.1 and the Plan Administrator may not agree to the contrary in an Award Agreement or otherwise. The provisions of Subsections 2.7(b), (c) and (d) relating to disability and other termination of employment shall not apply to options granted under Section 5.1, and the failure to be re-elected as a director of the Company shall not effect the Stock Options granted under this Section.

                            ARTICLE VI. MISCELLANEOUS

         SECTION 6.1. GENERAL RESTRICTION. Each Award under the Plan shall be subject to the requirement that, if at any time the Plan Administrator shall determine that (i) the listing, registration or qualification of the shares of Common Stock which is the subject of such Award is necessary under the rules and regulations of any securities exchange or under any state or Federal law, or
(ii) the consent or approval of any government regulatory body is necessary as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Common Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained.

         SECTION 6.2. NON-ASSIGNABILITY. No Award under the Plan shall be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution. During the life of the recipient, such Award shall be exercisable only by such person or by such person's guardian or legal representative.

         SECTION 6.3. WITHHOLDING TAXES. Whenever the Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Company shall have the right to require the grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares. Alternatively, the Company may issue, transfer or vest only such number of shares of the Company net of the number of shares sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Common Stock shall be valued on the date the withholding obligation is incurred.

         SECTION 6.4. RIGHT TO TERMINATE EMPLOYMENT. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any participant the right to continue in the employment of the Company or affect any right which the Company may have to terminate the employment of such participant.

         SECTION 6.5. NON-UNIFORM DETERMINATIONS. The Plan Administrator's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

         SECTION 6.6. RIGHTS AS A STOCKHOLDER. The recipient of any Award under the Plan shall have no rights as a stockholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

         SECTION 6.7. DEFINITIONS. In this Plan the following definitions shall apply:

                  (a) "Award" shall mean a grant of Stock Options, Incentive Stock Options or Performance Shares under the Plan.

                  (b) "Fair market value" as of any date and in respect of any share of Common Stock means the average of the high and low sales price on such date or on the next business day, if such date is not a business day, of a share of Common Stock reflected in the consolidated trading tables of The Wall Street Journal provided that, if shares of Common Stock shall not have been traded on the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System or other public securities market for more than 10 days immediately preceding such date, the fair market value of shares of Common Stock shall be as determined by the Plan Administrator in such other manner as it may deem appropriate. In no event shall the fair market value of any share of Common Stock be less than its par value.

                  (c) "Non-Employee Director" shall mean a director who (i) is not an officer of the Company or a parent or subsidiary of the Company, or otherwise employed by the Company or parent or subsidiary of the Company; (ii) does not receive compensation, either directly or indirectly, from the Company or a parent or subsidiary of the Company, for services rendered as a consultant or in any capacity other than as a director, except for an amount not exceeding $60,000; (iii) does not possess an interest in any transaction for which disclosure would be required under Item 404(a) of Regulation S-K of the Securities Act of 1933, as amended ("Securities Act"); or (iv) is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K of the Securities Act.

                  (d) "Option" means a Stock Option or Incentive Stock Option.

                  (e) "Option price" means the purchase price per share of Common Stock deliverable upon the exercise of a Stock Option or Incentive Stock Option.

                  (f) "Performance Cycle" means the period of time, if any, as specified by the Plan Administrator over which Performance Shares are to be vested.

         SECTION 6.8. LEAVES OF ABSENCE. The Plan Administrator shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any Award. Without limiting the generality of the foregoing, the Plan Administrator shall be entitled to determine (i) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (ii) the impact, if any, of any such leave of absence on Awards under the Plan theretofore made to any recipient who takes such leave of absence.

         SECTION 6.9. NEWLY ELIGIBLE EMPLOYEES. The Plan Administrator shall be entitled to make such rules, regulations, determinations and Awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an Award or incentive period.

         SECTION 6.10. ADJUSTMENTS. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Plan Administrator may appropriately adjust the number of shares of Common Stock which may be issued under the Plan, the number of shares of Common Stock subject to Options or Performance Shares theretofore granted under the Plan, and any and all other matters deemed appropriate by the Plan Administrator.

         SECTION 6.11.  CHANGES IN THE COMPANY'S CAPITAL STRUCTURE.

                  (a) The existence of outstanding Options or Performance Shares shall not affect in any way the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business, or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Common Stock or the rights thereof, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  (b) If, while there are outstanding Options, the Company shall effect a subdivision or consolidation of shares or other increase or reduction in the number of shares of the Common Stock outstanding without receiving compensation therefor in money, services or property, then, subject to the provisions, if any, in the Award Agreement (a) in the event of an increase in the number of such shares outstanding, the number of shares of Common Stock then subject to Options hereunder shall be proportionately increased; and (b) in the event of a decrease in the number of such shares outstanding the number of shares then available for Option hereunder shall be proportionately decreased.

                  (c) After a merger of one or more corporations into the Company, or after a consolidation of the Company and one or more corporations in which the Company shall be the surviving corporation,
         (i) each holder of an outstanding Option shall, at no additional cost, be entitled upon exercise of such Option to receive (subject to any required action by stockholders) in lieu of the number of shares as to which such Option shall then be so exercisable, the number and class of shares of stock, other securities or consideration to which such holder would have been entitled to receive pursuant to the terms of the agreement of merger or consolidation if, immediately prior to such merger or consolidation, such holder had been the holder of record of a number of shares of the Company equal to the number of shares as to which such Option had been exercisable and (ii) unless otherwise provided by the Plan Administrator, the number of shares of Common Stock, other securities or consideration to be received with respect to unvested Performance Shares shall continue to be subject to the Award Agreement, including any vesting provisions thereof.

                  (d) If the Company is about to be merged into or consolidated with another corporation or other entity under circumstances where the Company is not the surviving corporation, or if the Company is about to sell or otherwise dispose of substantially all of its assets to another corporation or other entity while unvested Performance Shares or unexercised Options remain outstanding, then the Plan Administrator may direct that any of the following shall occur:

                             (i) If the successor entity is willing to assume
                  the obligation to deliver shares of stock or other securities after the effective date of the merger, consolidation or sale of assets, as the case may be, each holder of an outstanding Option shall be entitled to receive, upon the exercise of such Option and payment of the option price, in lieu of shares of Common Stock, such shares of stock or other securities as the holder of such Option would have been entitled to receive had such Option been exercised immediately prior to the consummation of such merger, consolidation or sale, and the terms of such Option shall apply as nearly as practicable to the shares of stock or other securities purchasable upon exercise of the Option following such merger, consolidation or sale of assets;

                            (ii) The Plan Administrator may waive any
                  limitations set forth in or imposed pursuant to this Plan or any Award Agreement with respect to such Option or Performance Share such that (A) such Option shall become exercisable prior to the record or effective date of such merger, consolidation or sale of assets or (B) the vesting of such Performance Share shall occur upon such merger, consolidation or sale of assets; and/or

                           (iii) The Plan Administrator may cancel all
                  outstanding Options as of the effective date of any such merger, consolidation or sale of assets provided that prior notice of such cancellation shall be given to each holder of an Option at least 30 days prior to the effective date of such merger, consolidation or sale of assets, and each holder of an Option shall have the right to exercise such Option in full during a period of not less than 30 days prior to the effective date of such merger, consolidation or sale of assets.

                  (e) Except as herein provided, the issuance by the Company of Common Stock or any other shares of capital stock or securities convertible into shares of capital stock, for cash, property, labor done or other consideration, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock then subject to outstanding Options.

         SECTION 6.12. AMENDMENT OF THE PLAN. Subject to Section 3.11, the Board of Directors may, without further approval by the stockholders and without receiving further consideration from the participants, amend this Plan or condition or modify Awards under this Plan, including increases to the number of shares which may be covered by Awards under this Plan.

         SECTION 6.13. NO LOSS OF RIGHTS OF GRANTEE OF AN AWARD. Nothing in this Plan shall give the Plan Administrator or any other person the right, power or authority to change, amend, alter or repeal the terms of any Award granted under this Plan, except as otherwise expressly set forth in the grant of such Award, without the prior written consent of the grantee of such Award.

                            CALLON PETROLEUM COMPANY

               200 NORTH CANAL STREET, NATCHEZ, MISSISSIPPI 39120


               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING ON MAY 9, 2000

  The undersigned hereby constitutes and appoints John S. Callon and Fred L. Callon and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and to vote, as designated on the reverse, all of the shares of Common Stock of Callon Petroleum Company, held of record by the undersigned on March 13, 2000, at the Annual Meeting of Shareholders to be held in the Le Grand Pre Ballroom of the Radisson Natchez Eola Hotel, 110 North Pearl Street, Natchez, Mississippi 39120 on May 9, 2000, and at any adjournments thereof, on all matters coming before said meeting.

  IF NO DIRECTION AS TO THE MANNER OF VOTING THIS PROXY IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2 AND PROPOSAL 3 AS INDICATED ON THE REVERSE SIDE HEREOF.

  You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE) BUT YOU NEED NOT MARK ANY BOXES IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORSO RECOMMENDATIONS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

                         (To be signed on reverse side)

                         PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                            CALLON PETROLEUM COMPANY

                                   MAY 9, 2000

               o Please Detach and Mail in the Envelope Provided o


[X]  PLEASE MARK YOUR
     VOTES AS IN THIS
     EXAMPLE.

                 FOR        WITHHOLD            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF DIRECTORS AND FOR
                        authority for all       PROPOSALS 2 AND 3.
1.  ELECTION                Nominees                                                                     FOR   AGAINST  ABSTAIN
    OF
    DIRECTORS   [ ]           [ ]     NOMINEES:  Fred L. Callon           2. To adopt an amendment to    [ ]     [ ]      [ ]
                                                 Dennis W. Christian         the Callon Petroleum Company
To withhold authority to vote                                                1996 Stock Incentive Plan.
for any specific nominee(s),
mark the OFORO box and write                                              3. To ratify the appointment   [ ]     [ ]      [ ]
the name of each such nominee,                                               of Arthur Andersen LLP as
on the line provided below.                                                  independent public accountants.

                                                                          4. In their discretion, the Proxies are authorized
-------------------------------                                              to vote upon such other business as may properly
                                                                             come before the meeting or any adjournments thereof.

                                                                          THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED IN
                                                                          THE  MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE,
                                                                          THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF
                                                                          DIRECTORS AND "FOR" PROPOSAL 2 AND PROPOSAL 3.

                                                                          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD
                                                                          PROMPTLY IN THE STAMPED, PRE-ADDRESSED ENVELOPE
                                                                          ENCLOSED.






 SIGNATURE                          DATE          SIGNATURE                            DATE
          -------------------------      --------           --------------------------      ---------

 Note: Please sign exactly as name appears hereon. Joint owners should each sign. when signing as attorney, executor, administrator, trustee or as guardian, please indicate your full title as such.